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                                                                  Exhibit 10.31



11.7.00                                                            File No. 1088

                              TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT ("Agreement"), dated as of the____ day of October, 1999, by and between E&P Financing Limited Partnership, a Maryland limited partnership ("Borrower") whose principal address is 12301 Old Columbia Pike, Suite 300, Silver Spring, Maryland, 20904, and First National Bank of Omaha, a national banking association with principal business offices at 1620 Dodge Street in Omaha, Nebraska ("Bank") has been executed in connection with the following circumstances:

     1. Supertel Hospitality, Inc., a Delaware corporation ("Supertel"), has caused the formation of both the Borrower, of which Supertel is the sole limited partner, and E&P REIT Trust, a Maryland real estate investment trust ("General Partner"), which is the sole general partner of Borrower.

     2. Supertel and Humphrey Hospitality Trust, Inc., a Virginia corporation ("HHT"), have entered an Agreement and Plan of Merger dated as of June 11, 1999, pursuant to which Supertel will merge with and into HHT following the date hereof (the "Merger"). Following the Merger, HHT will be the surviving corporation, and will own one hundred percent (100%) of the stock of the General Partner and will be the sole limited partner of the Borrower.

     3. Borrower has requested a loan from the Bank in the amount of Fifteen Million Dollars ($15,000,000.00), which loan shall be used by the Borrower to fund (1) general corporate purposes, and (2) certain distributions to its general and limited partners, which funds would be used to fund (1) general corporate purposes, and (2) certain distributions to its general and limited partners, which funds would be used to fund earnings and profits dividends by Supertel prior to the Merger (the "E&P Distribution").

     4. Bank has agreed to make the above-described loan to the Borrower on the terms and conditions set forth herein and set forth in the other collateral documents ("Collateral Documents") (as defined below).

     In consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

Section I. Definitions as used herein:

     1. "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the same meaning as is given that term in the Uniform Commercial Code as presently adopted and in effect in the State of Nebraska.

     2. "Accounting." Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with
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respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

     3. "Affiliate" means as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

     4.   "Collateral" has the meaning given to such term in Section III.

     5. "Collateral Documents" means the Note, financing statements and other documents required by Bank as set forth herein, together with any real estate lien documents used in this transaction.

     6.   "Event of Default" has the meaning provided for in Section VI.

     7. "Financial Statements" means (1) the pro forma balance sheet of the Borrower reflecting the anticipated financial condition of Borrower immediately following the Merger and (2) the Balance Sheets, Consolidated Statements of Cash Flows, and Consolidated Statements of Operations of HHT as of June 30, 1999, internally prepared, which statements shall present fairly the consolidated financial position and results of operations of HHT at such dates and for such periods in accordance with GAAP.

     8. "GAAP" means generally accepted accounting principles applied consistently as was done in the preparation of the Financial Statements with such changes or modifications hereto as may be approved in writing by the Bank.

     9. "Indebtedness" means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

     10.  "Loan Termination Date" means the earliest to occur of the following:
(i) November 1, 2009, (ii) the date the obligations are accelerated pursuant to this Agreement, and (iii) the date Bank receives (a) notice in writing from Borrower of Borrower's election to terminate this Agreement, and (b)indefeasible payment in full of the Obligations, or such other date as may later be agreed to by Bank and Borrower in a written amendment to this Agreement.

     11.  "Obligations" means the obligation of the Borrower:

          A. To pay the principal of, and interest on, any promissory note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and

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     substitutions therefor and including, but not limited to, any obligations under letter of credit agreements;

          B. To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral ; and

          C. To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the Obligations referred to in the foregoing Paragraphs A and B.

     12.  "Permitted Liens" means:

          A. Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

          B. Exceptions (to title) itemized in Schedule B-Section II of the loan policies of title insurance issued to Bank in connection with the $15,000,000.00 loan from Bank to Borrower, as reflected on the following title insurance commitments issued by Chicago Title Insurance Company to Bank covering the motel properties legally described in the Title Commitments (the "Mortgaged Properties):

          Location                   Commitment No.   Date
          --------                   --------------  -------

          Hays, Kansas               98-363TT        7/19/99
          Wichita (East) Kansas      C535184D        8/26/99
          Garden City, Kansas        0023632         7/14/99
          Manhattan, Kansas          CTI 7247        7/15/99
          Kingdom City, Missouri     991556C          9/1/99
          Wayne, Nebraska            9851017258      8/13/99
          Watertown, South Dakota    1415-5          8/23/99
          Omaha, Nebraska            9851017260      9/17/99
          El Dorado, Kansas          BU-16749        7/23/99
          Wichita (North) Kansas     C539408C        8/26/99
          Parsons, Kansas            CT9924          9/17/99

          C. Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any

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     fund in connection with workers' compensation, unemployment insurance, old-
     age pensions or other social security programs;

          D. Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          E.   Liens in favor of the Bank.

     13. "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

Section II. The Loan.

     1. Bank agrees to lend $15,000,000.00 to Borrower pursuant to this Agreement (the "Term Loan"). The Term Loan shall be evidenced by a $15,000,000.00 Promissory Note ("Note") and further evidenced and secured by the other "Loan Documents" as defined in the Note.

     2.   Interest Rate and Payments.

          A. All outstanding principal and unpaid interest shall be due and payable on Loan Termination Date, unless earlier paid or due as the result of acceleration.

          B. For purposes of determining the amount of the Obligations, including, without limitation, the computations of interest which may from time to time be owing by Borrower to Bank, the receipt of any check or other item of payment by Bank shall not be treated as a payment on account of the liabilities until such check or other item of payment is actually paid in cash or cash equivalent.

Section III. Collateral  Security.

     Borrower has executed 10 Deeds of Trust or Mortgages, Assignments of Leases and Rents, and other Loan Documents, as defined in the Note granting Bank a first mortgage lien and security interest in and to certain real and personal property comprising 11 operating motel properties more particularly described on Exhibit "A" attached hereto and incorporated by this reference herein ("Collateral"). Each such separate Loan Document is a Collateral Document.

Section IV. Representations and Warranties.

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     1.   To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

          A.   The Borrower will allow no additional subsidiaries;

          B. Neither the Borrower nor HHT is in default with respect to any of their respective Indebtednesses, and the making and performance of this Agreement and the Collateral Documents by Borrower will not immediately, or with the passage of time, the giving of notice, or both, cause Borrower or HHT to be in default under any existing Indebtedness; the execution and performance of this Agreement by Borrower will not: violate the limited partnership agreement of the Borrower, or violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank;

          C. This Agreement and the Collateral Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

          D. There is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower or HHT, which is not covered by insurance, that would materially or adversely affect the financial condition or business prospects of the Borrower or HHT if adversely determined;

          E. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP and fully and fairly present the financial condition of HHT at the date thereof and the results of operations for the period covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of HHT from June 30, 1999, to the date hereof. Bank acknowledges that for the purposes of this Subparagraph and the remainder of this Agreement, the Merger will not be an adverse change

          F. As of the date hereof, neither the Borrower nor HHT has any material Indebtedness of any nature, including but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) in the Financial Statements or as disclosed in Schedule IV.1.F attached hereto and by this reference incorporated herein, or otherwise permitted by, this Agreement; and the Borrower and HHT do not know, or have reasonable ground to know of any basis for the assertion against it of any such Indebtedness as of the date of the Closing;

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          G.   No representation or warranty by or with respect to the Borrower or HHT contained herein or in any certificate or other document furnished by the Borrower or HHT, pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

          H. Any federal tax returns for all years of operation, including the last tax year for HHT have been filed with the Internal Revenue Service and have not been challenged;

          I. Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of HHT meet, as of the date hereof, the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the HHT;

          J. (1) Borrower warrants (and this shall be a continuing warranty which shall survive until all the Obligations of Borrower to Bank have been fully satisfied) that it and HHT are in compliance with all federal, state and local environmental laws and regulations and have obtained all environmental permits necessary or appropriate to the conduct of the business of each. There is not pending nor, to the best of the Borrower's and HHT's knowledge after due inquiry, are there any threatened environmental enforcement actions, suits or proceedings before any court, tribunal or administrative body or official. Responsible officers and agents of the Borrower and HHT have made an extensive investigation and have determined that neither the Borrower nor HHT has, nor has any former owner of real property occupied by Borrower stored, used or disposed of any toxic or hazardous substance on its properties or transported any such substance to or from its properties in violation of any presently existing or previously existing laws, regulations or policies. The Borrower will not store, use or dispose of such substances on its properties.

               (2) Notwithstanding the immediately preceding subparagraph (1), Borrower shall not be deemed to be in default of the provisions in said subparagraph, if (i) under applicable laws or regulations, Borrower is not a "responsible party" to clean up the condition constituting noncompliance, or (ii) the noncompliance does not materially affect the value, use or operation of the Collateral

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               for the loan. "Materially" shall mean a total, at any one time, of not more than five hundred thousand dollars ($500,000.00) for all Collateral.

     2.   Survival. All of the representations and warranties set forth in
Section IV. 1 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.

Section V. Covenants of the Borrower.

     1. Affirmative Covenants. The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

       A. The Borrower will furnish the Bank:

          1. Within ninety (90) days after the close of each quarterly accounting period in each fiscal year an income statement and balance sheet of the Borrower for such quarter in reasonable detail, subject to normal year-end audit adjustments and certified by the Borrower's president or principal financial officer to have been prepared in accordance with GAAP;

          2. Within One Hundred Twenty (120) days after the close of each fiscal year of Borrower: (a) a consolidated statement of partners' equity and a consolidated statement of cash flow of the Borrower and any subsidiaries for such fiscal year; (b) consolidated and consolidating income statements of the Borrower and HHT and any subsidiaries as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets, together with all trial balances of Borrower's operations upon which such consolidated statements are based, to be audited by independent certified public accountants selected by Borrower and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the consolidated financial position and results of operations of the Borrower, HHT and any subsidiaries and accompanied by such accountants' opinion thereon that such documents have been audited in compliance with the American Institute of Certified Public Accounts Statements of Auditing standards in effect as of the execution hereof, together with all trial balances of the Borrower's operations upon which such

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               consolidated statements are based; the Bank shall have the right, from time to time, to discuss the affairs of the Borrower directly with such independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions;

          3. Bank shall agree to grant reasonable extensions of the 120 day time period upon written request of Borrower.

       B. The Borrower shall maintain:

          1. A debt service coverage ratio, based on the trailing one-year period, of more than 1.5:1 for the Mortgaged Properties on a combined basis. This condition will be tested on a quarterly schedule. "Debt service coverage ratio" shall be the ratio determined by dividing Adjusted Net Operating Income (defined in
               3. below) of the Mortgaged Properties for such period by the amount of debt service payments (principal and interest) required to be made under this Agreement.

          2. A debt service coverage ratio, based on the trailing one-year period, of more than 1.5:1 for all of Borrower's obligations on a consolidated basis. This condition will be tested on a quarterly schedule. The debt service coverage ratio for Borrower's obligations on a consolidated basis shall be determined by dividing Adjusted Net Operating Income from the Borrower's properties on a consolidated basis by the amount of debt service payments (principal and interest) required to be made by the Borrower for all Borrower's properties.

          3. A loan-to-value ratio not in excess of 60%, to be tested on a quarterly basis and to be applied to the Mortgaged Properties and to the indebtedness owed to Lender. The following formula shall be used to determine the "loan to value ratio:"

                    For the purpose of calculating loan to value ratio as of December 31, 1999, and at quarterly measurement intervals thereafter, the value of the Collateral shall be determined by applying a capitalization rate of 12% to the trailing twelve months' adjusted net operating income ("Adjusted Net Operating Income"), defined as the remainder of the net operating income from the Mortgaged Properties after reducing the net operating income by an amount equal to the sum of (a) four

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                    percent (4%) of the gross room revenue for FF&E reserve,
                    plus (b) four percent (4%) of gross room revenue for management fees and expenses. In determining loan to value ratio, the cost of any required remedial action because of noncompliance with "an Environmental Requirement," as defined in the Environmental Indemnity Agreements between Borrower and Lender dated of even date herewith, shall be deducted from the value of the Collateral.

                    For the purpose of determining "value" in the above "loan-to-value" ratio calculation, no value shall be attributed to a motel property which is not operated under a Super 8 or other motel franchise reasonably acceptable to Lender. This provision shall not preclude Borrower from providing substitute Collateral for any motel property which is not then operated under a Super 8 or other motel franchise reasonably acceptable to Lender.

                  4. A loan-to-value ratio not in excess of 60%, to be tested on a quarterly basis and to be applied to all properties owned by Borrower and all debt obligations of Borrower on a consolidated basis. The following formula shall be used to determine the "loan to value ratio:"

                    For the purpose of calculating loan to value ratio as of December 31, 1999, and at quarterly measurement intervals thereafter, the value of all properties owned by Borrower shall be determined by applying a capitalization rate of 12% to the trailing twelve months' adjusted net operating income ("Adjusted Net Operating Income"), defined as the remainder of the net operating income from the all of the properties owned by Borrower after reducing the net operating income by an amount equal to the sum of (a) four percent (4%) of the gross room revenue for FF&E reserve, plus (b) four percent (4%) of gross room revenue for management fees and expenses. In determining loan to value ratio, the cost of any required remedial action because of noncompliance with "an Environmental Requirement," as defined in the Environmental Indemnity Agreements between Borrower and Lender dated of even date herewith, shall be deducted from the value of all properties owned by Borrower.

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               For the purpose of determining "value" in the above "loan-to-
            value" ratio calculation, no value shall be attributed to a motel property which is not operated under a Super 8 or other motel franchise reasonably acceptable to Lender. This provision shall not preclude Borrower from providing a substitute property for any motel property which is not then operated under a Super 8 or other motel franchise reasonably acceptable to Lender.

          5. In the event that Borrower shall merge with HHT or any other Person, the foregoing ratios continue to be applicable to Borrower's successor.

               The failure of Borrower to maintain any of the above ratios, if not cured as provided in Section VI.3.B.1, shall constitute an Event of Default hereunder.

          C. The Borrower will take all necessary steps to preserve limited partnership existence and franchises and comply with all present and future laws applicable to it in the operation of its business, and all material agreements to which it is subject.

          D. The Borrower will give immediate notice to the Bank of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets, the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

          E. The Borrower will pay when due and within any applicable grace and/or cure period all of its Indebtedness due third Persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books.

         F. The Borrower will notify the Bank immediately 1) if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default; 2) if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, or reorganization), or results of operations of the Borrower; or 3) upon the failure of the Borrower to observe any of its respective undertakings hereunder or under any one or more of the Collateral Documents.

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         G.   The Borrower will (1) fund any of its Employee Pension Benefit
     Plans in accordance with no less than the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA); (2) furnish the Bank, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

          H.   The Borrower will cause HHT to furnish the Bank:

               1. Within ninety (90) days after the close of each quarterly accounting period in each fiscal year an income statement and balance sheet of HHT for such quarter in reasonable detail, subject to normal year-end audit adjustments and certified by HHT's president or principal financial officer to have been prepared in accordance with GAAP. Borrower may comply with this provision by furnishing a copy of HHT's Form 10-Q, as filed with the SEC;

               2. Within One Hundred Twenty (120) days after the close of each fiscal year of HHT: (a) a consolidated statement of shareholder's equity and a consolidated statement of cash flow of HHT and any subsidiaries for such fiscal year; (b) consolidated and consolidating income statements of HHT and any subsidiaries as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets to be audited by independent certified public accountants selected by HHT and certified by such accountants (with such certification directed to Bank, as well as to HHT) to have been prepared in accordance with GAAP and to present fairly the consolidated financial position and results of operations of HHT and any subsidiaries and accompanied by such accountants' opinion thereon that such documents have been audited in compliance with the American Institute of Certified Public Accounts Statements of Auditing standards in effect as of the execution hereof; the Bank shall have the right, from time to time, to discuss the affairs of HHT directly with such independent certified public accountants after notice to HHT and opportunity of HHT to be represented at any such discussions. Borrower may comply with this provision by furnishing a copy of HHT's Form 10-K, as filed with the SEC;

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          I.   HHT will maintain a debt service coverage ratio of 1.5:1. The
     "debt service coverage ratio" of HHT shall be the ratio determined by dividing the Adjusted Net Operating Income of HHT for the trailing one-year period by the amount of debt service payments (principal and interest) required to be made with respect to the properties of HHT. "Adjusted Net Operating Income" for HHT shall be determined in accordance with the formula for Adjusted Net Operating Income in Section V.B.3.

       The failure of HHT to maintain the above ratio, if not cured as provided in Section VI.3.B., shall constitute an Event of Default hereunder.

          J. HHT will take all necessary steps to preserve its real estate investment trust existence and franchises and comply with all present and future laws applicable to it in the operation of its business, and all material agreements to which it is subject.

          K. It shall be an Event of Default hereunder if HHT fails to give immediate notice to the Bank of (1) any litigation or proceeding in which it is a party, if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets, the value of which exceeds such sum, unless the claim is covered by insurance; or (2) if there occurs the institution of any other suit or proceeding involving HHT that might materially and adversely affect its operations, financial condition, property, or business prospects.

     2. Negative Covenants. The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the Bank shall otherwise have agreed in writing.

          A. The Borrower shall not change its name, enter into any merger (except with HHT), consolidation, reorganization or recapitalization, or reclassify its capital stock, except where Borrower or HHT is the surviving entity;

          B. Borrower will not further mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of the Collateral, except for liens in favor of Bank or Permitted Liens;

          C. Borrower will not become liable, directly or indirectly, as Guarantor or otherwise for any obligation of any other Person;

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          D.   Borrower will not make any assignment or transfer of any of its
     Accounts or Inventory, or other than in the ordinary course of business;

          E. Borrower will form no subsidiary, make no investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person;

          F. Borrower will not make any loan or advance to any officer, shareholder, director, or employee of the Borrower, except for business travel and similar temporary advances in the ordinary course of business, other than the E&P Distribution;

          G.   Intentionally omitted.

          H. Borrower will not redeem, purchase, or retire any partnership interests or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by Borrower of the ownership of the outstanding partnership interest of the Borrower, other than the E&P Distribution;

          I. Borrower shall not furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

          J. Borrower will not directly or indirectly apply any part of the proceeds of the Obligations to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

Section VI. Default.

     1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          A. The Borrower shall fail, within any applicable grace or cure period, to perform, or cause HHT to perform, any covenant, promise, or payment obligation made in this Agreement or in any of the Collateral Documents or in any other agreement with any third Person for the repayment of borrowed money.

          B. The Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.

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

     2. Acceleration. At the option of the Bank upon the occurrence of any non-monetary Event of Default not cured following thirty (30) days' written notice to Borrower, or HHT, as the case may be, all Obligations shall immediately become due and payable.

     3.   Remedies.

          A. After any acceleration, as provided for in Section VI. 2., the Bank shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. The rights of the Bank under this Section VI. 3. are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          B. In any instance under this Agreement where Borrower or HHT has failed to maintain the ratio specified under Section V.1.B or V.1.I. hereof, or if Borrower would otherwise be in default under IV.1.J., such failure may be cured by the Borrower substituting or adding Collateral, provided that such Collateral is offered Bank within the thirty (30) day notice and cure period and such Collateral is determined by Bank within a thirty (30) day period thereafter to be of appropriate character, quality and value.

Section VII. Miscellaneous

     1. Construction. Nothing herein contained shall prevent the Bank from enforcing any or all other guaranty, pledge or security agreements, notes, mortgages, deeds of trust, other evidences of liability, or other Collateral Documents in accordance with their respective terms.

     2. Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. Failure of Bank to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     3. Substitution of Collateral. Provided that no default by Borrower has occurred hereunder and is continuing, Borrower shall have the privilege from time to time to substitute Collateral, provided that the substituted Collateral is first determined by Bank, in its sole discretion, to be of appropriate character, quality and value

     4. Expense of the Bank. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred by the Bank in connection with the preparation administration, amendment, modification, or enforcement of this Agreement, the Collateral Documents, and the collection or attempted collection of the Obligations.

     5. Notices. Any notice or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in Person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

          A.  If to the Borrower: At the address set forth on Page 1 hereof.
          B.  If to the Bank:     First National Bank of Omaha
                                  One First National Center
                                  Omaha, NE 68102
                                  ATTN: Senior Officer, Mortgage Loan
                                  Department

     6.       Intentionally Omitted.

     7. Applicable Law. This Agreement is entered into and performable in Omaha, Douglas County, Nebraska and shall be subject to and construed and enforced in accordance with the laws of the State of Nebraska.

     8. Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

     9. Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                       FIRST NATIONAL BANK OF OMAHA

                       By ______________________________

                       Title____________________________

                       E&P FINANCING LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP

                         BY: E&P REIT TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST - GENERAL PARTNER


                            By:___________________________________
                               Paul J. Schulte, President

                                  EXHIBIT "A"
                                  -----------

                              Legal Descriptions
                              ------------------

                                 Hays, Kansas

TRACT 1: A tract of land located in the Northwest Quarter (NW/4) of Section Twenty-Seven (27), Township Thirteen (13) South, Range Eighteen (18) West of the Sixth (6th) Principal Meridian, Ellis County, Kansas, and more particularly described as follows:

BEGINNING at a point on West Section line of the above said Section 1332.00 feet north of the Southwest corner of the Northwest Quarter on a bearing on North 0 degrees 35 minutes 25 seconds East; thence East on a bearing North 90 degrees 00 minutes 00 seconds East parallel to South line a distance of 67.0 feet this being the point of beginning; thence continuing East on the last described course, a distance of 150.00 feet; thence North on a bearing of North 0 degrees 35 minutes 35 seconds East a distance of 244.1 feet; thence Northwest on a bearing of North 75 degrees 59 minutes 25 seconds West a distance of 161.55 feet; thence South on a bearing of South 0 degrees 51 minutes 00 seconds East a distance of 283.2 feet to the point of beginning.

TRACT 2: A tract of land in the Northwest Quarter of Section 27, Township 13 South, Range 18 West of the 6th P.M., Ellis County, Kansas, described as follows:

BEGINNING at the intersection of the North right-of-way line of 37th Street, City of Hays, and the East line of the existing highway, said point being 68.3 feet East of the West line of said Quarter Section; FIRST COURSE; thence Northerly along said right-of-way line to a point 1030.4 feet South of the Northwest corner and 61.3 feet East of the West line of said Quarter Section, SECOND COURSE, thence Southwesterly 40.0 feet to a point 28.0 feet West of the last described course; THIRD COURSE, thence South parallel and 28.0 feet West of said right-of-way line to a point on said North right-of-way line of 37th Street
28.0 feet West of the place of beginning; FOURTH COURSE, thence East to the place of beginning.

                            Wichita (East), Kansas

PARCEL #1:
Beginning at the Southwest corner of Lot 1, Davis-Moore Addition, Wichita, Kansas, Sedgwick County, Kansas; thence with an assumed bearing of N 0 degrees 00'E on the West line of said Lot 1, a distance of 75 feet; thence N 54 degrees 47'E on the Northwesterly line of Lot 1, a distance of 389.24 feet to the Northwest corner of said Lot; thence N 89 degrees 57'38"E on the North line of said Lot a distance of 67 feet to the centerline of the 20 foot wide private water easement as recorded on Film 618, Page 1038; thence S 0 degrees 00'E on said centerline a distance of 299.51 feet, more or less, to the South line of Lot 1; thence S 90 degrees 00'W on the south line of said Lot 1, a distance of 385 feet to the point of beginning.

PARCEL #2:
Easement for the benefit of Parcel #1 as created by instrument dated January 26, 1983 and filed February 15, 1983, on film 567, Page 1344, for ingress and egress to and from said Parcel #1, over the following described land: Commencing at a point on the East line of the Northeast quarter of Section 29, Township 27 South, Range 2 East of the Sixth Principal Meridian, Sedgwick County, Kansas,
379.40 feet south of the Northeast corner thereof; thence west, at right angles, 60 feet for a place of beginning; thence south at right angles and parallel with the East line of said Northeast Quarter, 80 feet; thence west, at right angles, 1040 feet; thence north at right angles, 80 feet; thence east, at right angles, 1040 feet to the place of beginning.

PARCEL #3:
A non-exclusive easement for the benefit of Parcel #1 as created by instrument dated September 15, 1988, FILED September 16, 1988, on Film 995, Page 220, for utility lines over the south 20 feet of Lot 1, Davis-Moore Addition, Wichita, Kansas, Sedgwick County, Kansas, EXCEPT that portion lying within Parcel #1 above.

PARCEL #4:
A non-exclusive easement for the benefit of Parcel #1 as created by instrument dated September 16, 1988 and filed September 20, 1988, on Film 995, Page 861, for sanitary sewer over a tract in the Northeast Quarter of Section 29, Township 27 South, Range 2 East of the Sixth Principal meridian, Sedgwick County, Kansas, described as: Beginning at a point on the northwesterly line of Lot 1, Davis-Moore Addition, Wichita Kansas, Sedgwick County, Kansas, at a platted bearing of N 54 degrees 47'E on said Northwesterly line, a distance of 214 feet from the most Westerly Northwest corner of said Lot; thence N 35 degrees 13'W, 70 feet; thence N 54 degrees 47'E 15 feet; thence S 35 degrees 13'E, 70 feet, to the Northwesterly line of said Lot; thence S 54 degrees, 47'W on said Northwesterly line, 15 feet to the point of beginning.

PARCEL #5:
A non-exclusive easement for the benefit of Parcel #1 as created by instrument dated July 18, 1985, and filed February 25, 1986, on film 781, Page 372, for storm water drainage purposes over a tract of land described as follows: the north 1600 feet of the east 1800 feet of the Northeast Quarter, Section 29, Township 27 South, Range 2 East of the Sixth Principal Meridian, Sedgwick County, Kansas, EXCEPT any part of Lot 1, Davis-Moore Addition; East Turnpike Entrance Addition, East Turnpike Second Addition, and the right-of-ways of U.S. Highway 54 and Webb Road.

                              Garden City, Kansas

Lots One (1) and Two (2), Block One (1), 83 Commercial Subdivision, to the City of Garden City, Finney County, Kansas, except the north ten feet (N.10') of Lot Two (2) which has been deeded to the City of Garden City, Kansas.

                               Manhattan, Kansas

Lot 2, S and B Addition, Unit 2, to the City of Manhattan, Pottawatomie County, Kansas.

                             Kingdom City, Missouri

All that portion of the Northwest Quarter of section Sixteen (16), Township Forty-eight (48) North, Range Nine (9) West in Callaway County, Missouri, more particularly described as follows:

Commencing at the Northwest Corner of Section 16, Township 48 North, Range Nine
(9) West; thence South 26 degrees 03'30" East, 116.2 feet to a point on the centerline of Interstate 70 at Station 600+29.71; thence South 85 degrees 00'West, 4.86 feet to Interstate Route 70 Centerline Station 600+24.85= U.S. Route 54 Centerline Station 166+89.89; thence South 3 degrees 50' East, 1222.11 feet to U.S. Route 54 Centerline Station 179+12; thence in an easterly direction at right angles to said centerline a distance of 145 feet to a found right-of-way marker; thence along U.S. Rouge 54 right-of-way, South 03 degrees 50'08" East, 587.12 feet to a right-of-way marker (found); thence South 03 degrees 46'19" East, 107.65 feet to a 1/2 inch iron pipe (found), being the TRUE POINT OF BEGINNING; thence North 85 degrees 06'32" East, 286.12 feet to a 1/2 inch iron pipe (set); thence South 03 degrees 50'00" East, 305.82 feet to a 1/2 inch iron pipe (set); thence South 85 degrees 06'32" West, 286.44 feet to a 1/2 inch iron pipe (set) on the Easterly right-of-way of U.S. route 54; thence along said right-of-way North 03 degrees 46'19" West, 305.82 feet to the TRUE POINT OF BEGINNING. The basis of bearings is the bearing of the centerline of U.S. Route 54 as shown on the Missouri Highway and Transportation plans and is assumed to be correct.

                                Wayne, Nebraska

Lot 1, in Replat of McCright's First Subdivision to the City of Wayne, Wayne County, Nebraska; (sometimes also described as Lot 1, McCright's First Subdivision to the City of Wayne)

And

The North 18 feet of the East 6th Street abutting Lot 1 of the Replat of McCright's First Subdivision to Wayne, Wayne County, Nebraska, more particularly described as follows:

Beginning at the Southwest corner of said Lot 1 and assuming the West line of said replat to have a bearing of South 00 degrees 03'57" East; thence South 00 degrees 03'57" East, 18.00 feet; thence North 89 degrees 57'47" East, 143.37 feet to a point, said point being the start of a 50 foot radius curve concaved Northwesterly (having a chord bearing of North 44 degrees 57'09" East, and a chord distance of 70.75 feet); thence North 00 degrees 00'00" East, 18.00 feet to a point on a 50 foot radius curve concaved Northwesterly (having a chord bearing of South 44 degrees 57'09" West and a chord distance of 70.75 feet); thence South 89 degrees 57'47" West, along the South line of said Lot 1, 143.50 feet to the point of beginning.

                            Watertown, South Dakota

Lot No. 6, of the Plat entitled "Jurrens-Schulte Industrial Addition to the City of Watertown, South Dakota", located in Codington County, South Dakota, and is according to the recorded plat.

                                Omaha, Nebraska

Lot 1, Empire Park Replat 6, an Administrative Subdivision of Lot 3 and the East 145 feet in width of Lot 4, Empire Park, an Addition to the City of Omaha, as surveyed, platted and recorded in Douglas County, Nebraska.

                               El Dorado, Kansas

Beginning at a point on the North right-of-way line of K-196 Highway, said point being 50.4 feet North and 460 feet West of the Southwest corner of the West Half of the East Half of the Northeast Quarter of Section Numbered 4, Township Numbered 26 South, Range Numbered 5 East of the 6th P.M., thence West 150 feet along said right-of-way line; thence North parallel with the West line of Northeast Quarter a distance of 450 feet, thence East parallel with the South line of said Northeast Quarter a distance of 150 feet, thence South parallel with said West line a distance of 450 feet to the point of beginning, in Butler County, Kansas.

                            Wichita (North), Kansas

Parcel #1:  Lot 3, Block 1, Air Cap Truck Plaza Addition, Sedgwick County,
Kansas.

Parcel #2: A non-exclusive easement for the benefit of Parcel #1 as created by the instrument dated November 3, 1994, and recorded November 4, 1994, on Film 1487, Page 286 for ingress and egress purposes over and across the driveway and parking areas of Lot 1, Block 1, Air Cap Truck Plaza Addition, Sedgwick County, Kansas.

                                Parsons, Kansas

The West 145 feet of Tract A, Reinhart Subdivision A and vacated street lying South and adjacent to the above described real estate, all in the City of Parsons, Labette County, Kansas.

                                SCHEDULE IV.1.F

                            DISCLOSED INDEBTEDNESS
                            ----------------------


                                       22